For Immediate Release

Contacts:	Richard W. Krawiec, Ph.D. Vice President Corporate Affairs (914) 789-2800 rkrawiec@progenics.com

PROGENICS PHARMACEUTICALS ACQUIRES FULL OWNERSHIP OF PROSTATE CANCER JOINT VENTURE

Tarrytown, NY - April 24, 2006 - Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) today announced that it has acquired complete ownership and control of PSMA Development Company LLC (PDC), by purchasing Cytogen Corporation’s (Nasdaq: CYTO) interest in the joint venture which is developing in vivo cancer immunotherapies based on prostate-specific membrane antigen (PSMA). PSMA is a protein primarily found on the surface of prostate cancer cells and new blood vessels associated with other solid tumors; therefore, targeting PSMA offers the potential for highly specific cancer therapy. Progenics purchased Cytogen’s 50% interest in PDC in exchange for an upfront payment of $13.2 million in cash, plus potential future milestone payments totaling up to $52 million payable upon regulatory approval and commercialization, and an undisclosed royalty on future product sales. The technologies acquired in this purchase include those originating from Memorial Sloan-Kettering Cancer Center, the institution that first discovered PSMA, as well as those developed by PDC. The purchase encompasses the PSMA antibody-drug conjugate (PSMA ADC) and two vaccine products in development by PDC.

“We are committed to developing PSMA-based immunotherapies for prostate cancer that are potentially less toxic and more active than existing treatments,” said Paul J. Maddon, M.D., Ph.D., Progenics’ Founder, Chief Executive Officer and Chief Science Officer. “Having acquired all rights to in vivo PSMA immunotherapies, we now plan to develop them fully. Prostate cancer patients with metastatic disease have the greatest unmet medical need, and we intend to initiate phase 1 clinical studies in this setting in 2007 with our PSMA ADC. Progenics has core research and development, manufacturing, clinical, and regulatory teams in place and plans to leverage them to expedite PSMA-based drug development.”

PSMA antibody-drug conjugate technology
PSMA ADC is a fully human monoclonal antibody that specifically targets PSMA and is chemically linked to a cell-killing payload - auristatin, a highly potent synthetic drug. The linker is designed to be stable in the bloodstream and to release the drug payload under specific conditions once inside the targeted cancer cells, potentially sparing normal cells many of the toxic effects of traditional chemotherapy.

PSMA ADC has been tested in vitro and in animals for the ability to selectively eliminate prostate cancer cells. In laboratory studies, PSMA ADC killed PSMA-expressing prostate cancer cells at picomolar concentrations, whereas approximately 1,000-fold higher concentrations were required to kill cells that lack PSMA. PSMA ADC was similarly active against prostate cancer cells that were either sensitive to or resistant to androgen deprivation. In a recognized animal model, PSMA ADC showed activity against human prostate cancer cells and significantly prolonged overall survival.

PSMA vaccines
To prevent the recurrence of prostate cancer after initial surgery or radiation therapy, PDC is also developing two PSMA-based therapeutic vaccine candidates to stimulate the immune system to recognize prostate cancer cells as foreign and to eliminate them. The Company has begun planning human testing of a viral-vector vaccine. Phase 1 clinical studies of a recombinant-soluble PSMA vaccine have shown that certain prostate cancer patients produced anti-PSMA antibodies in response to the vaccine. Progenics’ research department is optimizing the vaccine before advancing this product candidate into phase 2 clinical testing.

PSMA
PSMA is a protein abundantly expressed on the surface of prostate cancer cells, with an increased expression in high-grade cancers, metastatic disease and hormone-refractory prostate cancer. PSMA is also present at high levels on the newly formed blood vessels, or neo-vasculature, needed for the growth and survival of many solid tumors. However, PSMA has limited expression on normal tissues other than the prostate. In contrast to other prostate-related antigens such as prostate-specific antigen (PSA), prostatic acid phosphatase (PAP) and prostate secretory protein, PSMA is a membrane glycoprotein that is not secreted. This unique expression pattern potentially makes PSMA an excellent antigenic target for immuno-therapeutic options.

Prostate Cancer

Prostate cancer is the most common form of cancer affecting men in the United States and is the second leading cause of cancer deaths among men each year. The American Cancer Society estimated that 232,090 new cases of prostate cancer were diagnosed and that 30,350 men died from the disease during 2005 in the United States.

Company profile

Progenics Pharmaceuticals, Inc., of Tarrytown, NY is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. Principal programs are directed toward symptom management and supportive care and the treatment of HIV infection and cancer. The Company has four product candidates in clinical development and several others in preclinical development. The Company, in collaboration with Wyeth, is developing methylnaltrexone (MNTX) for the treatment of opioid-induced side effects, including constipation and post-operative bowel dysfunction. In the area of HIV infection, the Company is developing the viral-entry inhibitor PRO 140, a humanized monoclonal antibody targeting the HIV coreceptor CCR5 (in phase 1b studies). In addition, the Company is conducting research on ProVax, a novel prophylactic HIV vaccine. The Company is developing in vivo immuno-therapies for prostate cancer, including a human monoclonal antibody directed against prostate-specific membrane antigen (PSMA), a protein found on the surface of prostate cancer cells. Progenics is also developing vaccines designed to stimulate an immune response to PSMA. A recombinant PSMA vaccine is in phase 1 clinical testing. The Company is also developing a cancer vaccine, GMK, in phase 3 clinical trials for the treatment of malignant melanoma.

DISCLOSURE NOTICE: The information contained in this document is current as of April 24, 2006. This press release contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements. When the Company uses the words ‘anticipates,’ ‘plans,’ ‘expects’ and similar expressions, it is identifying forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any expected future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the risks associated with our dependence on Wyeth to fund and to conduct clinical testing, to make certain regulatory filings and to manufacture and market products containing MNTX, the uncertainties associated with product development, the risk that clinical trials will not commence, proceed or be completed as planned, the risk that our products will not receive marketing approval from regulators, the risks and uncertainties associated with the dependence upon the actions of our corporate, academic and other collaborators and of government regulatory agencies, the risk that our licenses to intellectual property may be terminated because of our failure to have satisfied performance milestones, the risk that products that appear promising in early clinical trials are later found not to work effectively or are not safe, the risk that we may not be able to manufacture commercial quantities of our products, the risk that our products, if approved for marketing, do not gain market acceptance sufficient to justify development and commercialization costs, the risk that we will not be able to obtain funding necessary to conduct our operations, the uncertainty of future profitability and other factors set forth more fully in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and other reports filed with the Securities and Exchange Commission, to which investors are referred for further information.

Progenics does not have a policy of updating or revising forward-looking statements and assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Thus, it should not be assumed that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

Editor’s Note:
Additional information on Progenics available at http://www.progenics.com.